Exhibit 99.1

Investor Contact	Media Contact
Laurie Poggi	Peter McKillop/Kristi Huller
415-315-3718	media@kkr.com
212-750-8300

KKR Financial Holdings LLC Announces Fourth Quarter and Full Year 2009 Financial Results

SAN FRANCISCO, CA, March 1, 2010—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2009.

Fourth Quarter and Full Year 2009 Highlights

•                  Net income for the fourth quarter ended December 31, 2009 of $2.1 million, or $0.01 per diluted common share, as compared to net loss for the fourth quarter ended December 31, 2008 of $1.2 billion, or a loss of $7.85 per diluted common share. Net income for the year ended December 31, 2009 of $76.9 million, or $0.50 per diluted common share, as compared to net loss for the year ended December 31, 2008 of $1.1 billion, or a loss of $7.69 per diluted common share.

•                  Book value per common share of $7.37 as of December 31, 2009 as compared to book value per common share of $7.01 and $4.40 as of September 30, 2009 and December 31, 2008, respectively.

KFN’s fourth quarter 2009 results reflect net investment income of $80.1 million, partially offset by other losses of $62.9 million and non-investment expenses of $15.0 million. Other losses totaling $62.9 million primarily consist of the following: (i) net realized and unrealized loss on investments in residential mortgage-backed securities, residential mortgage loans and residential mortgage-backed securities issued, at estimated fair value, totaling $62.5 million, primarily attributable to charges the Company is recognizing on the value of its residential mortgage-backed securities portfolio; (ii) net realized and unrealized loss on investments totaling $6.7 million, consisting of lower of cost or market adjustments on loans transferred to held for sale of $12.1 million and other-than-temporary impairment charges on securities of $3.9 million, partially offset by net realized and unrealized gains from investments of $9.3 million; and (iii) net realized and unrealized gain from derivative positions and foreign exchange totaling $2.1 million.

For the year ended December 31, 2009, KFN reported net investment income of $243.6 million, partially offset by other losses of $96.3 million and non-investment expenses of $70.1 million. Other losses totaling $96.3 million consist of the following: (i) net realized and unrealized loss on investments in residential mortgage-backed securities, residential mortgage loans and residential mortgage-backed securities issued, at estimated fair value, totaling $107.0 million; (ii) net realized and unrealized loss on investments totaling $92.3 million; (iii) net realized and unrealized gain from derivative positions and foreign exchange totaling $60.9 million; and (iv) net gain on restructuring and extinguishment of debt totaling $30.8 million.

Investment Portfolio

The Company’s corporate debt investment portfolio, consisting of corporate loans and high yield bonds, had an aggregate par balance of $8.2 billion and an aggregate estimated fair value of $7.2 billion as of December 31, 2009. In comparison, the par value of the Company’s corporate debt investment portfolio totaled $9.7 billion with an estimated fair value of $5.7 billion as of December 31, 2008.

As of December 31, 2009, the Company’s corporate debt investments not held in its collateralized loan obligation (“CLO”) subsidiaries had an aggregate par value of $759.6 million and an estimated fair value of $588.5 million. In comparison, the aggregate par value of the Company’s investment portfolio not held in its CLO subsidiaries totaled $539.4 million with an estimated fair value of $196.7 million as of December 31, 2008.

Liquidity

As of December 31, 2009, the Company’s unrestricted cash and cash equivalents totaled $97.1 million, as compared to $41.4 million as of December 31, 2008.

On January 15, 2010, the Company issued $172.5 million of 7.50% convertible senior notes. The 7.50% convertible senior notes mature on January 15, 2017. Net proceeds from this offering, totaling $167.3 million, are expected to be used to repurchase or repay some or all of the Company’s existing senior indebtedness with the remainder to be used for general corporate purposes. Since the closing of this transaction, the Company has repurchased approximately $95.2 million par amount of its 7.00% convertible notes due 2012 and has reduced borrowings outstanding under its senior secured credit facility from $175.0 million as of December 31, 2009 to $150.0 million.

Shareholders’ Equity and Book Value per Common Share

The Company’s shareholders’ equity increased $0.5 billion from $0.7 billion as of December 31, 2008 to $1.2 billion as of December 31, 2009. The Company’s book value per common share was $7.37 as of December 31, 2009, as compared to $4.40 as of December 31, 2008.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its fourth quarter and year end 2009 results on March 1, 2010, at 5:00 p.m. EST. The conference call may be accessed by dialing (800) 218-2154 (Domestic) or (913) 312-9308 (International); a pass code is not required. A telephonic replay of the call will be available through March 15, 2010 by dialing (888) 203-1112 (Domestic) and (719) 457-0820 (International) / pass code 7428799. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://www.kkr.com/kam/kfn_webcasts_presentations_and_important_documents.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company. KFN’s core business strategy focuses on corporate debt throughout the capital structure with a particular emphasis on debt issued by large capitalization firms with broad geographic and product offerings. KFN executes its core business strategy through its majority-owned subsidiaries. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s use of proceeds of certain financing transactions. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010.

Schedule I

KKR Financial Holdings LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three	For the three
	months ended	months ended	For the year ended	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net investment income (loss):
Loan interest income	$112,461	$188,667	$477,044	$777,510
Securities interest income	20,957	36,761	94,762	145,865
Other interest income	95	2,442	919	25,213
Total investment income	133,513	227,870	572,725	948,588
Interest expense	(48,462)	(121,106)	(268,087)	(521,313)
Interest expense to affiliates	(4,932)	23,018	(21,287)	(43,301)
Provision for loan losses	—	(471,488)	(39,795)	(481,488)
Net investment income (loss)	80,119	(341,706)	243,556	(97,514)
Other loss:
Net realized and unrealized loss on investments	(6,711)	(745,500)	(92,287)	(804,754)
Net realized and unrealized gain (loss) on derivatives and foreign exchange	2,077	(72,851)	60,908	(141,319)
Net realized and unrealized loss on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	(62,483)	(34,248)	(107,028)	(48,899)
Net realized and unrealized gain on securities sold, not yet purchased	662	27,405	3,582	50,297
Net gain on restructuring and extinguishment of debt	—	6,205	30,836	26,486
Other income	3,564	3,413	7,714	11,352
Total other loss	(62,891)	(815,576)	(96,275)	(906,837)
Non-investment expenses:
Related party management compensation	8,191	7,313	44,323	36,670
General, administrative and directors expenses	3,476	4,943	10,393	19,038
Loan servicing	1,844	2,210	7,961	9,444
Professional services	1,468	3,835	7,384	8,098
Total non-investment expenses	14,979	18,301	70,061	73,250
Income (loss) from continuing operations before income tax (expense) benefit	2,249	(1,175,583)	77,220	(1,077,601)
Income tax (expense) benefit	(133)	9	(284)	(107)
Income (loss) from continuing operations	2,116	(1,175,574)	76,936	(1,077,708)
Income from discontinued operations	—	—	—	2,668
Net income (loss)	$2,116	$(1,175,574)	$76,936	$(1,075,040)

Net income (loss) per common share:
Basic
Income (loss) per share from continuing operations	$0.01	$(7.85)	$0.50	$(7.71)
Income per share from discontinued operations	$—	$—	$—	$0.02
Net income (loss) per share	$0.01	$(7.85)	$0.50	$(7.69)
Diluted
Income (loss) per share from continuing operations	$0.01	$(7.85)	$0.50	$(7.71)
Income per share from discontinued operations	$—	$—	$—	$0.02
Net income (loss) per share	$0.01	$(7.85)	$0.50	$(7.69)

Weighted-average number of common shares outstanding:
Basic	156,997	149,708	153,756	140,027
Diluted	156,997	149,708	153,756	140,027

Schedule II

KKR Financial Holdings LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	December 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$97,086	$41,430
Restricted cash and cash equivalents	342,706	1,233,585
Securities available-for-sale, $740,949 and $553,441 pledged as collateral as of December 31, 2009 and December 31, 2008, respectively	755,686	555,965
Corporate loans, net of allowance for loan losses of $237,308 and $480,775 as of December 31, 2009 and December 31, 2008, respectively	5,617,925	7,246,797
Corporate loans held for sale	925,718	324,649
Residential mortgage-backed securities, at estimated fair value, $47,572 and $102,814 pledged as collateral as of December 31, 2009 and December 31, 2008, respectively	47,572	102,814
Residential mortgage loans, at estimated fair value	2,097,699	2,620,021
Equity investments, at estimated fair value, $110,812 and $5,287 pledged as collateral as of December 31, 2009 and December 31, 2008, respectively	120,269	5,287
Derivative assets	15,784	73,869
Interest and principal receivable	98,313	116,788
Reverse repurchase agreements	80,250	88,252
Other assets	100,997	105,625
Total assets	$10,300,005	$12,515,082
Liabilities
Collateralized loan obligation senior secured notes	$5,650,406	$7,487,611
Collateralized loan obligation junior secured notes to affiliates	533,786	655,313
Collateralized loan obligation junior secured notes	17,310	—
Senior secured credit facility	175,000	275,633
Convertible senior notes	275,800	291,500
Junior subordinated notes	283,517	288,671
Residential mortgage-backed securities issued, at estimated fair value	2,034,772	2,462,882
Accounts payable, accrued expenses and other liabilities	7,240	60,124
Accrued interest payable	25,297	61,119
Accrued interest payable to affiliates	2,911	3,987
Related party payable	3,367	2,876
Securities sold, not yet purchased	77,971	90,809
Derivative liabilities	45,970	171,212
Total liabilities	9,133,347	11,851,737
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at December 31, 2009 and December 31, 2008	—	—
Common shares, no par value, 500,000,000 shares authorized, and 158,359,757 and 150,881,500 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	—
Paid-in-capital	2,563,634	2,550,849
Accumulated other comprehensive income (loss)	152,728	(268,782)
Accumulated deficit	(1,549,704)	(1,618,722)
Total shareholders’ equity	1,166,658	663,345
Total liabilities and shareholders’ equity	$10,300,005	$12,515,082